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                                     EXHIBIT 10.4


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                                    VERIFONE, INC.

                          1996 RESTRICTED PHANTOM STOCK PLAN


1.  PURPOSE.

    To attract and maintain key employees who are and will be providing services to the Company, the Company desires to establish a compensatory plan for grants of restricted phantom stock in which participants will have the opportunity to receive cash incentive compensation based on the value of the Company's common stock.

2.  DEFINITIONS.

    The following words and phrases as used herein shall have the following meanings, unless a different meaning is plainly required by the context:

    (A) "CHANGE IN CONTROL" means: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged.

    (B)  "COMPANY" means VeriFone, Inc.

    (C) "COMPENSATION COMMITTEE" means the Compensation Committee of the Board of Directors of the Company.

    (D)  "COMMON STOCK" means the Company's shares of common stock.

    (E) "EMPLOYEE" means any person employed by the Company and its subsidiaries.

    (F) "PARTICIPANT" means an Employee who has received a Restricted Phantom Grant.

    (G)  "PLAN" means this 1996 Restricted Phantom Stock Plan.

    (H) "REDEMPTION VALUE PER SHARE" means the closing sales price for a share of common stock (or the mean between the closing bid and asked prices, if no sales were reported) on the New York Stock Exchange on the last trading day prior to the applicable redemption date, as reported in THE WALL STREET JOURNAL or such other source as the Company deems reliable or, if greater, the average of such mean prices over the 90 calendar days preceding the applicable redemption date.


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    (I)  "RESTRICTED PHANTOM STOCK AGREEMENT" means an agreement evidencing the terms of a Restricted Phantom Stock Grant under the Plan.

    (J) "RESTRICTED PHANTOM STOCK GRANT" means a grant of Shares of Restricted Phantom Stock under the Plan.

    (K) "SHARE OF RESTRICTED PHANTOM STOCK" means a single unit of value based on the value of a share of Common Stock, which is equal in value to the Redemption Value Per Share and which cannot be redeemed prior to completion of vesting and redemption conditions set forth in a Restricted Phantom Stock Agreement.

3.  ADMINISTRATION.

    The Plan shall be administered by the Compensation Committee. Subject to the provisions of the Plan, the Compensation Committee shall have exclusive power to select the Employees to receive Restricted Phantom Stock Grants, to determine the number of Shares of Restricted Phantom Stock subject to each Restricted Phantom Stock Grant, the time or times of Restricted Phantom Stock Grants, and the vesting and redemption conditions of Restricted Phantom Stock Grants. In addition, the Compensation Committee shall have authority to interpret the Plan, establish and revise rules and regulations relating to the Plan and make any other determination in connection with the administration of the Plan. All decisions and determinations by the Compensation Committee and any action taken by it in respect of the Plan and within the powers granted to it herein shall be conclusive and binding on all persons', including Participants', interests.

4.  ELIGIBILITY AND AWARD OF RESTRICTED PHANTOM STOCK GRANTS.

    All Employees shall be eligible for Restricted Phantom Stock Grants. Restricted Phantom Stock Grants shall be credited to a bookkeeping account to be maintained for the Employee receiving the grant. An Employee may receive more than one Restricted Phantom Stock Grant under the Plan.

5.  VESTING OF RESTRICTED PHANTOM STOCK GRANTS.

    The Compensation Committee shall determine the manner in which Shares of Restricted Phantom Stock subject to each Restricted Phantom Stock Grant shall become vested (i.e., become redeemable). The vesting provisions of individual Restricted Phantom Stock Grants may vary. The Compensation Committee may determine to accelerate the vesting date(s) for an outstanding Restricted Phantom Stock Grant.

6.  REDEMPTION OF RESTRICTED PHANTOM STOCK GRANTS.

    Awards under the Plan shall be in the form of Restricted Phantom Stock Grants, which will entitle the holder to receive a cash payment from the Company upon redemption in an


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amount equal to the Redemption Value Per Share on the redemption date established under the Participant's Restricted Phantom Stock Agreement, multiplied by the number of Shares of Restricted Phantom Stock redeemed, less applicable withholding taxes and authorized payroll deductions. Notwithstanding the foregoing, a Restricted Phantom Stock Grant may provide, with approval of the Compensation Committee, that payments in redemption of Shares of Restricted Phantom Stock may be made in the form of Common Stock, provided that: (i) such provision does not impair the ability of other Restricted Phantom Stock Grants under the Plan to qualify for the exemption from the definition of "derivative security" set forth in Rule 16(a)-1(c)(3)(ii) under the Securities Exchange Act of 1934 ("Rule 16(a)-1(c)(3)(ii)"); and (ii) the Compensation Committee determines that it is not desirable for the Restricted Phantom Stock Grant with this provision to qualify for the exemption of Rule 16(a)-1(c)(3)(ii).

    The Company will treat any cash payments due upon redemption of Shares of Restricted Phantom Stock in the same manner as other cash compensation for services rendered by the Participant to the Company for purposes of applicable law, including applicable tax and labor laws. Payments due upon redemption of Shares of Restricted Phantom Stock will be paid to the Participant by the Company as soon as administratively reasonably practicable following the redemption date.

7.  NONASSIGNABILITY OF RESTRICTED PHANTOM STOCK GRANTS.

    No Restricted Phantom Stock Grant under the Plan shall be assignable or transferable in any manner by a Participant. During the lifetime of a Participant, Restricted Phantom Stock Grants held by such Participant shall be redeemed only by such Participant or his or her guardian or legal representative. To the extent provided in a Restricted Phantom Stock Agreement, a Participant may designate a beneficiary who may redeem the Participant's Restricted Phantom Stock Grants following the Participant's death.

8.  ADJUSTMENTS UPON CHANGES IN STOCK.

    (A) If any change is made in the capital structure of the Company in a transaction not involving the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and the Shares of Restricted Phantom Stock subject to outstanding Restricted Phantom Stock Grants will be appropriately adjusted in class, number and value. The issuance of equity securities of the Company in order to raise additional financial capital shall not be treated as a change which shall trigger the adjustments provided for under this subsection 8(A).

    (B) In the event of a Change in Control, (i) any surviving corporation shall assume any Restricted Phantom Stock Grants outstanding under the Plan or shall substitute similar rights for those outstanding under the Plan, or (ii) such Restricted Phantom Stock Grants shall continue in full force and effect.
In the event any surviving corporation refuses to assume such Restricted Phantom Stock Grants, or to substitute similar rights for those outstanding under the


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Plan, then such Restricted Phantom Stock Grants shall become immediately redeemable prior to such event and shall be terminated if not redeemed at or prior to the occurrence of such event.

9.  MISCELLANEOUS PROVISIONS.

    (A) No Employee or other person shall have any claim or right to Restricted Phantom Stock Grants under the Plan. The Plan shall not confer upon any Employee or Participant any right with respect to continuation of employment by the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment at any time.

    (B) The Compensation Committee may cancel Restricted Phantom Stock Grants with the written consent of the Participant who holds such Restricted Phantom Stock Grants, and, upon any such cancellation, all rights of Participant in respect of such canceled Restricted Phantom Stock Grants shall terminate and such canceled Restricted Phantom Stock Grants shall be available for further grant under the Plan. In addition, the Compensation Committee may modify, amend or terminate the Plan at any time, and amend the terms of one or more Restricted Phantom Stock Grants at any time, except that no such action shall impair any rights or obligations theretofore granted under the Plan without the holder's written consent.

    (C) The Plan shall not be funded, the Company shall not be required to segregate any funds representing the value of Restricted Phantom Stock Grants, and nothing in the Plan shall be construed as providing for such segregation. A Participant's rights to amounts received upon the redemption of Restricted Phantom Stock Grants under the Plan shall be those of an unsecured general creditor of the Company. The liability for payment upon the redemption of a Restricted Phantom Stock Grant is a liability of the Company alone and is not a liability of any officer, director, shareholder, or affiliate of the Company.

    (D) No Participant or successor in interest shall be deemed to be a shareholder of the Company or have any right to receive any securities of the Company by virtue of having received a Restricted Phantom Stock Grant.

10. EFFECTIVE DATE.

    The Plan shall be effective on the date approved by the Compensation Committee.


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